UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported): March 29, 2001


                           CALIFORNIA AMPLIFIER, INC.
                (Exact Name of Registrant as Specified in Charter)

         Delaware                    0-12182                  95-3647070
      (State or Other        (Commission File Number)        (IRS Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)

          460 Calle San Pablo                                   93010
         Camarillo, California                               (Zip Code)
(Address of Principal Executive Offices)

        Registrant's telephone number, including area code: (805) 987-9000



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ITEM 5. OTHER EVENTS

     On April 4, 2001, the Registrant issued a press release attached as Exhibit
20.1 to this Form 8-K announcing that as a result of procedures performed to date relating to its continuing internal financial investigation the Company has confirmed that there are overstatements to net income for the fiscal year ended February 26, 2000 as discussed in it's press release dated March 29, 2001, as well as additional overstatements to net income for the interim quarterly statements issued in fiscal year 2001. The amounts for each fiscal year, however, have not yet been finalized. To date, there has been no indication of any misstatement of revenue for any period, and no detection of any misappropriation of cash or other assets.

     As a result of these findings Arthur Andersen LLP, the Company's Independent Public Accountants, has informed the Company that due to the misstatements it has withdrawn its Report of Independent Public Accountants on the Company's consolidated financial statements for the year ended February 26, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CALIFORNIA AMPLIFIER, INC.



Date:  April 4, 2001          By:       /s/ Michael R. Ferron
                                       ------------------------
                                        Michael R. Ferron
                                        Vice President Finance
                                        and Chief Financial Officer


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                                INDEX TO EXHIBITS

  Exhibit No.               Description                  Method of Filing

  20.1        Press Release of California Amplifier,  Filed electronically
              Inc. dated April 4, 2001                herewith